Exhibit 99.1

NEWS RELEASE

Contact:
Mary McGowan
Summit IR Group Inc.
408-404-5401
mary@summitirgroup.com

FOR IMMEDIATE RELEASE

              ENDWAVE REPORTS FIRST QUARTER 2006 FINANCIAL RESULTS
                Q1 REVENUES INCREASE MORE THAN 50% YEAR-OVER-YEAR

SUNNYVALE, Calif. - April 25, 2006 - Endwave Corporation (Nasdaq: ENWV), a leading provider of high frequency RF modules for telecommunications networks, defense electronics and homeland security systems, today reported financial results for its quarter ended March 31, 2006.

Revenues were $13.7 million for the first quarter of 2006, compared with $9.1 million for the first quarter of 2005 and $13.1 million for the fourth quarter of 2005. In accordance with accounting principles generally accepted in the United States (GAAP), net loss for the first quarter of 2006 was $1.2 million, or $0.10 per share, compared with net loss for the first quarter of 2005 of $847,000, or $0.08 per share, and net loss for the fourth quarter of 2005 of $152,000, or $0.01 per share.

Non-GAAP net loss for the first quarter of 2006 was $312,000, or $0.03 per share, compared with non-GAAP net loss for the first quarter of 2005 of $672,000, or $0.06 per share, and non-GAAP net income for the fourth quarter of 2005 of $78,000, or $0.01 per diluted share.

For the first quarter of 2006, non-GAAP net loss was calculated by excluding amortization of intangible assets of $152,000 and non-cash stock compensation expense of $714,000 related to the adoption of SFAS 123(R). For the first quarter of 2005, non-GAAP net income was calculated by excluding the amortization of intangible assets of $175,000. For the fourth quarter of 2005, non-GAAP net income was calculated by excluding transaction costs of $78,000 for a suspended secondary offering and amortization of intangible assets of $152,000.

Cash and cash equivalents, restricted cash and short-term investments as of March 31, 2006 were approximately $22.0 million, compared with $22.4 million at December 31, 2005.

"We are pleased to have delivered over 50% year-over-year revenue growth in the first quarter of 2006, making this the highest Q1 revenue in our history, in spite of what is typically a slower quarter due to seasonal factors," said Ed Keible, Endwave's Chief Executive Officer and President. "Sales growth was led by strong demand from Siemens and Nera, and was driven primarily by 3G network expansion in Europe."

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                                     Page 2

"In addition, our quarterly revenues in defense and homeland security markets were up more than 70% year-over-year as we continued to execute on our strategy to extend our reach into new growth markets," added Mr. Keible.

FIRST QUARTER FINANCIAL HIGHLIGHTS:

     o Revenues were $13.7 million, up 51% compared with the year ago period, and up 5% compared with the fourth quarter of 2005.
     o The largest customers in the first quarter were Nera, Nokia and Siemens.
     o Revenues attributable to customers in defense electronics, homeland security and other non-telecom markets grew to 23% of total revenues.
     o GAAP gross margin was 26%, and non-GAAP gross margin was 28%. Non-GAAP gross margin is adjusted for amortization of intangible assets and non-cash stock compensation expense.

STRATEGIC HIGHLIGHTS:

     o Entered into a multi-year agreement with Siemens for microwave radio modules.
     o Renewed a long-term supply agreement with Nokia that includes next-generation products.
     o Received customer qualification of the first products based on Endwave's Epsilon(R) Packaging technology.
     o Secured production orders from L-3 Communications SafeView for next-generation Phase II switch arrays.
     o Delivered its first RoHS-compliant transceiver for the wireless industry in anticipation of the upcoming European Union deadlines.
     o On April 24, 2006, Endwave sold preferred stock and warrants to Oak Investment Partners XI, Limited Partnership for gross proceeds of $45 million to fund future growth and acquisitions.

CONFERENCE CALL

Endwave Corporation will report financial results for the first quarter of 2006 at 1:30 p.m. Pacific Time on April 25, 2006. Investors are invited to participate in the conference call by accessing one of two methods: first, investors can listen to a live audio webcast of Endwave's quarterly conference call on the investor relations section of the company's Web site at http://www.endwave.com/investors. The webcast replay will be available on-line after the earnings call at approximately 2:30 p.m. Pacific Time, and will continue to remain available for 90 calendar days after the call. Alternatively, investors may access the live conference call by dialing (913) 981-5550, and entering the passcode "Endwave." In addition, an audio telephone replay of the conference call will also be available approximately one hour following the conclusion of the call, and will continue to be available for three calendar days by dialing (719) 457-0820, and entering the passcode 1428473.

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                                     Page 3

ABOUT ENDWAVE

Endwave Corporation designs, manufactures and markets RF modules that enable the transmission, reception and processing of high-frequency signals in telecommunications networks, defense electronics and homeland security systems. These RF modules include high-frequency integrated transceivers, amplifiers, synthesizers, oscillators, up and down converters, frequency multipliers and microwave switch arrays. Endwave has 39 issued patents covering its core technologies including semiconductor and proprietary circuit designs. Endwave Corporation is headquartered in Sunnyvale, CA, with operations in Diamond Springs, CA; Andover, MA; and Chiang Mai, Thailand. Additional information about the company can be accessed from the company's web site at http://www.endwave.com.

USE OF NON-GAAP FINANCIAL INFORMATION

To supplement the company's consolidated financial statements presented in accordance with accounting principles generally accepted in the United States
(GAAP), Endwave uses certain measures of financial performance that are non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. These non-GAAP measures include accounting principles generally accepted in the United States for gross margin, net loss and net loss per share data, and may be adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors' overall understanding of the company's current financial performance and the company's prospects for the future. Specifically, Endwave believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of its core operating results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. These non-GAAP measures included in this press release have been reconciled to the GAAP results in the attached tables.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

This press release and the conference call referred to in this press release may contain forward-looking statements within the meaning of the Federal securities laws and is subject to the safe harbor created thereby. Any statements contained in this press release or on the conference call that are not statements of historical fact may be deemed to be forward-looking statements. Words such as "plans," "intends," "expects," "believes" and similar expressions are intended to identify these forward-looking statements. Information contained in forward-looking statements is based on current expectations and is subject to change. Actual results could differ materially from the forward-looking statements due to many factors, including the following: our ability to achieve revenue growth and maintain profitability; our customer and market concentration; our suppliers' abilities to deliver raw materials to our specifications and on time; our successful implementation of next-generation programs, including inventory transitions; our ability to penetrate new markets; fluctuations in our operating results from quarter to quarter; our reliance on third-party manufacturers and semiconductor foundries; acquiring businesses and integrating them with our own; component, design or manufacturing defects in our products; our dependence on key personnel; and fluctuations in the price of our common stock. Forward-looking statements contained in this press release and on our conference call should be considered in light of these factors and those factors discussed from time to time in Endwave's public reports filed with the Securities and Exchange Commission, such as those discussed under "Risk Factors" in Endwave's most recent Annual Report on Form 10-K. Endwave does not undertake any obligation to update such forward-looking statements.

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                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                   (unaudited)

                                             MARCH 31, 2006   DECEMBER 31, 2005
                                             --------------   -----------------
ASSETS
CURRENT ASSETS
Cash and cash equivalents                    $        8,007   $           8,456
Restricted cash                                          25                  25
Short-term investments                               13,927              13,959
Accounts receivables, net                            11,092              10,487
Inventories                                          11,766              13,448
Other current assets                                    586                 560
                                             --------------   -----------------
Total current assets                                 45,403              46,935
Property and equipment, net                           1,100               1,321
Other assets, net                                        97                  97
Goodwill and intangible assets                        4,644               4,796
                                             --------------   -----------------
Total assets                                 $       51,244   $          53,149
                                             ==============   =================
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable                             $        2,530   $           2,954
Warranty accrual                                      3,149               3,257
Accrued compensation                                  1,746               2,494
Other accrued liabilities                               809                 976
                                             --------------   -----------------
Total current liabilities                             8,234               9,681

Other long-term liabilities                             346                 385
Total stockholders' equity                           42,664              43,083
                                             --------------   -----------------
Total liabilities and stockholders' equity   $       51,244   $          53,149
                                             ==============   =================

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                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except share and per share amounts)
                                   (unaudited)

                                                                    THREE MONTHS ENDED
                                                              -------------------------------
                                                              MARCH 31, 2006   MARCH 31, 2005
                                                              --------------   --------------
Total revenues                                                $       13,746   $        9,100
COSTS AND EXPENSES:
Cost of product revenues                                               9,996            6,175
Cost of product revenues, amortization of intangible assets              113              113
Research and development                                               2,079            1,492
Sales, general and administrative                                      2,958            2,274
Amortization of intangible assets                                         39               62
Total costs and expenses                                              15,185           10,116
Loss from operations                                                  (1,439)          (1,016)
Interest and other income, net                                           261              169
Net loss                                                      $       (1,178)  $         (847)
Basic and diluted net loss per share                          $        (0.10)  $        (0.08)
Weighted shares used in per-share calculation                     11,364,680       10,518,656

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          NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)
               (in thousands, except share and per share amounts)
                                   (unaudited)

                                                                    THREE MONTHS ENDED
                                                              -------------------------------
                                                              MARCH 31, 2006   MARCH 31, 2005
                                                              --------------   --------------
Total revenues                                                $       13,746   $        9,100
COSTS AND EXPENSES:
Cost of product revenues                                               9,908            6,175
Research and development                                               1,959            1,492
Sales, general and administrative                                      2,452            2,274
Total costs and expenses                                              14,319            9,941
Loss from operations                                                    (573)            (841)
Interest and other income, net                                           261              169
Net loss                                                      $         (312)  $         (672)
Basic and diluted net loss per share                          $        (0.03)  $        (0.06)
Weighted shares used in per-share calculation                     11,364,680       10,518,656

Basis of presentation:
----------------------
1.Non-GAAP operating results exclude amortization of intangible assets and non-cash stock compensation expense.

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                    GAAP TO NON-GAAP NET LOSS RECONCILIATION
                                 (in thousands)
                                   (unaudited)

                                                                    THREE MONTHS ENDED
                                                              -------------------------------
                                                              MARCH 31, 2006   MARCH 31, 2005
                                                              --------------   --------------
GAAP net loss                                                 $       (1,178)  $         (847)
Cost of product revenues, amortization of intangible assets              113              113
Cost of product revenues, stock compensation expense                      88                -
Amortization of intangible assets                                         39               62
Research and development, stock compensation expense                     120                -
Selling, general and administrative, stock
  compensation expense                                                   506                -
Non-GAAP net loss                                             $         (312)  $         (672)